Filed pursuant to Rule 424(b)(5)

Registration No. 333-278774

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2024)

30,434,783 Shares of Common Stock

We are offering 30,434,783 shares of our common stock, par value $0.01 per share, in this offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol “OCGN.” On July 30, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.47 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1.15	$35,000,000.45
Underwriting discounts and commissions(1)	$0.071875	$2,187,500.028125
Proceeds, before expenses, to us	$1.078125	$32,812,500.42188

(1)	Underwriting discounts and commissions do not include the reimbursement of certain expenses of the underwriter we have agreed to pay. See “Underwriting” for a description of the compensation payable to the underwriter.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 4,565,217 shares of our common stock, at the price to the public set forth above, less underwriting discounts and commissions, to cover over-allotments, if any.

The underwriter expects to deliver the securities against payment on or about August 2, 2024.

Sole Bookrunner

Titan Partners Group

a division of American Capital Partners

The date of this prospectus supplement is July 31, 2024

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriter has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we, nor the underwriter, take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-ii

This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Solely for convenience, tradenames referred to in this prospectus supplement appear without the ® or TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames and trademarks. All trademarks, service marks and tradenames included or incorporated by reference in this prospectus supplement are the property of their respective owners.

Unless the context otherwise requires, references in this prospectus supplement to “Ocugen,” the “Company,” the “combined company” “we,” “our” or “us” refer to Ocugen, Inc. and its subsidiaries. See “Prospectus Supplement Summary—Corporate Information.”

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page S-7 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

About Ocugen, Inc.

We are a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies and vaccines that improve health and offer hope for patients across the globe.

Our technology pipeline includes:

•	Modifier Gene Therapy Platform — Based on the use of nuclear hormone receptors, or NHRs, we believe our modifier gene therapy platform has the potential to address many retinal diseases, including rare genetic diseases such as retinitis pigmentosa, or RP (OCU400), and Leber congenital amaurosis, or LCA (OCU400), with a gene-agnostic approach. We also believe our modifier gene therapy platform has the potential to address multifactorial retinal diseases including dry age-related macular degeneration, or dAMD, using OCU410, which affects millions of patients in the United States alone, and Stargardt disease (OCU410ST), which is also a rare genetic disease. We received clearance from U.S. Food and Drug Administration, or FDA, to initiate a Phase 3 trial for OCU400 for the treatment of RP and dosed our first patient in June 2024. After completion of Phase 1/2 for OCU400 for the treatment of LCA, we will discuss alignment for Phase 3 strategy with the FDA. Currently both OCU410, for the treatment of geographic atrophy, or GA, an advanced form of dAMD, and OCU410ST, for the treatment of Stargardt disease, are in Phase 1/2 clinical development, with OCU410 initiating Phase 2 dosing. In OCU410 GA study, low, medium, and high dose cohorts were completed to date. In OCU410ST Stargardt study, low and medium dose cohorts were completed to date, and we are proceeding to dose with the high dose in the dose-escalation phase of the trial.

•	Novel Biologic Therapy for Retinal Diseases — OCU200 is a novel fusion protein consisting of two human proteins, tumstatin and transferrin. OCU200 possesses unique features which potentially enable it to treat vascular complications of diabetic macular edema, or DME, diabetic retinopathy, or DR, and wet AMD. Tumstatin is the active component of OCU200 and binds to integrin receptors, which play a crucial role in disease pathogenesis. Transferrin is expected to facilitate the targeted delivery of tumstatin into the retina and choroid and potentially help increase the interaction between tumstatin and integrin receptors. We continue to work with the FDA to address comments to lift the clinical hold on our investigational new drug, or IND, application for OCU200.

•	Regenerative Cell Therapy Platform — Our Phase 3-ready regenerative cell therapy platform technology, which includes NeoCart (autologous chondrocyte-derived neocartilage), is being developed for the repair of knee cartilage injuries in adults. We received concurrence from the FDA on the confirmatory Phase 3 trial design and have completed renovating an existing facility into a current Good Manufacturing Practice, or GMP, facility to support clinical study and initial commercial launch. This facility is needed to generate patient-specific NeoCart implant from chondrocytes derived from knee biopsy.

•	Inhaled Mucosal Vaccine Platform — Our next-generation, inhaled mucosal vaccine platform includes OCU500, a COVID-19 vaccine; OCU510, a seasonal quadrivalent flu vaccine; and OCU520, a combination quadrivalent seasonal flu and COVID-19 vaccine. We have completed IND-enabling studies and GMP manufacturing of clinical trial material for OCU500. We are currently collaborating with the National Institute of Allergy and Infectious Diseases, or NIAID, for early clinical studies for OCU500. NIAID plans to submit an IND to initiate a Phase 1 clinical trial in 2024. We are continuing discussions with relevant government agencies as well as strategic partners regarding developmental funding for our OCU510 and OCU520 platforms.

Modifier Gene Therapy Platform

We are developing a modifier gene therapy platform designed to fulfill unmet medical needs related to retinal diseases, including inherited retinal diseases, or IRDs, such as RP, LCA, Stargardt disease and multifactorial diseases such as dAMD. Our modifier gene therapy platform is based on the use of NHRs, which have the potential to achieve homeostasis — the basic biological processes in the retina to restore a healthy state from a diseased state. Unlike single gene replacement therapies, which only target one genetic mutation, our modifier gene therapy platform, through its use of NHRs, represents a unique, gene-agnostic approach to address not just the mutated gene but provide a molecular "reset" of health and survival of gene networks. OCU400, our first product candidate in our modifier gene therapy platform, has received Orphan Drug Designation, or ODD, from the FDA for RP and LCA, a regenerative medicine advanced therapy, or RMAT, designation for the treatment of RP associated with NR2E3 and rhodopsin, or RHO, mutations from the FDA, and Orphan Medicinal Product Designation, or OMPD, from the European Commission, based on the recommendation of the European Medicines Agency, or EMA, for RP and LCA. These broad ODD, RMAT, and OMPD designations further support the broad (gene-agnostic) therapeutic potential of OCU400 to treat multiple IRDs such as RP and LCA associated with mutations in multiple genes.

We completed enrolling, dosing, and recruiting RP and LCA patients in the Phase 1/2 trial for OCU400. The objective of this study was to assess the safety and efficacy of unilateral subretinal administration of OCU400 in NR2E3 and RHO-related RP patients and centrosomal protein 290-related LCA patients in the United States.

In February 2024, in continuation of the preliminary analyses update, we announced an update for 18 participants. The trial update was an extension of the positive preliminary data from September 2023. The positive trial update demonstrated that OCU400 continued to be generally safe and well-tolerated in subjects across different mutations and dose levels. 89% of participants demonstrated preservation or improvement in OCU400 treated eyes either on BCVA or LLVA or MLMT scores from baseline. 78% of participants demonstrated stabilization or improvement in OCU400 treated eyes in MLMT scores from baseline. 80% of RHO mutation subjects experienced either stabilization or increase in MLMT scores from baseline.

In April 2024, the FDA cleared our IND amendment to initiate a Phase 3 trial of OCU400 for RP. OCU400 is the first gene therapy program to enter Phase 3 with a broad RP indication. This Phase 3 trial will enroll 150 subjects, distributed 1:1 into two separate arms (RHO: N=75, and Gene Agnostic: N=75). In each arm subjects will be further randomized into 2:1 ratio to treated and untreated control groups. Subjects will be followed for a year after dosing for primary end point analyses. In the Phase 1/2 OCU400 clinical trial an MLMT scale was the primary functional endpoint. For the Phase 3 OCU400 clinical trial, an updated mobility course will be used, Luminance Dependent Navigation Assessment that includes a wider range of light intensity (0.04-500 Lux) and Lux Levels (0-9) with a uniform correlation between Lux level and Lux intensity.

In April 2024, the Committee for Medicinal Products for Human Use of the EMA reviewed the study design, endpoints and planned statistical analysis of the pivotal OCU400 Phase 3 liMeliGhT clinical trial for RP and provided acceptability of the U.S. based trial for submission of a Marketing Authorization Application, or MAA. The EMA provided this opinion based on safety, tolerability, and efficacy of OCU400 demonstrated in the Phase 1/2 study.

In June 2024, the first patient was dosed in the Phase 3 trial for OCU400 for the treatment of RP. With the first dosing of the Phase 3 trial, OCU400 remains on track for the 2026 Biologics License Application and MAA approval targets. After completion of Phase 1/2 for OCU400 for the treatment of LCA, we will discuss alignment for Phase 3 strategy with the FDA.

We are also developing OCU410 and OCU410ST, utilizing the nuclear receptor gene RAR-related orphan receptor A, for the treatment of GA secondary to dAMD and Stargardt disease, respectively. OCU410 is a potential one-time, curative therapy with a single sub-retinal injection. OCU410 targets multiple pathways associated with AMD pathogenesis, in contrast to products currently approved or under development that treat only one cause of GA, require multiple injections per year, and have safety considerations. OCU410ST has received ODD from the FDA for the treatment of ABCA4-associated retinopathies, including Stargardt disease.

Currently both OCU410 and OCU410ST programs are in Phase 1/2 clinical development.

In December 2023, the first patient was dosed in the Phase 1/2 trial to assess the safety and efficacy of OCU410 for GA secondary to dAMD. Phase 1 is a multicenter, open-label, dose-ranging study. Phase 2 is a randomized expansion phase in which subjects will be randomized in a 1:1:1 ratio to either one of two OCU410 dose groups or to an untreated control group. In May 2024, we announced that the Data Safety and Monitoring Board, or DSMB, approved to proceed dosing with the high dose of OCU410 in the dose-escalation phase of the study and concurrently initiate Phase 2 dosing. In July 2024, we announced the high dose was complete in the third cohort of Phase 1/2. Nine patients with GA have been dosed in the Phase 1/2 trial to date (low, medium and high dose).

In November 2023, the first patient was dosed in the Phase 1/2 trial to assess the safety and efficacy of OCU410ST for Stargardt disease. Phase 1 is a multicenter, open-label, dose-ranging study. Phase 2 will be a randomized, outcome accessor-blinded, dose-expansion study in which adult and pediatric subjects will be randomized in a 1:1:1 ratio to either one of two OCU410ST dose groups or to an untreated control group. In June 2024, we announced that the DSMB approved to proceed dosing with the high dose of OCU410ST, and we initiated dosing in the high dose cohort.

Novel Biologic Therapy for Retinal Diseases

We are developing OCU200, which is a novel fusion protein containing parts of human transferrin and tumstatin. OCU200 is designed to treat DME, DR, and Wet AMD. We have completed the technology transfer of manufacturing processes to our contract development and manufacturing organization and have produced trial materials to initiate a Phase 1 trial. In April 2023, the FDA placed our IND application to initiate a Phase 1 trial targeting DME on clinical hold, as part of the FDA's request for additional information related to CMC. We have submitted a response to the FDA with additional information. We continue to work with the FDA to address comments to lift the clinical hold.

Regenerative Cell Therapy Platform

NeoCart is a Phase 3-ready, regenerative cell therapy technology that combines breakthroughs in bioengineering and cell processing to enhance the autologous cartilage repair process. NeoCart is a three-dimensional tissue-engineered disc of new cartilage that is manufactured by growing the patient's own chondrocytes, the cells responsible for maintaining cartilage health. Current surgical and nonsurgical treatment options are limited in their efficacy and durability. In prior clinical studies, Phase 2 and Phase 3, NeoCart has shown potential to accelerate healing, reduce pain, and provide regenerative native-like cartilage strength with durable benefits post transplantation. NeoCart was shown to be generally well-tolerated and demonstrated greater clinical efficacy than microfracture surgery at two years after treatment. Based on this clinical benefit, the FDA granted an RMAT designation to NeoCart for the repair of full-thickness lesions of knee cartilage injuries in adults. Additionally, we received concurrence from the FDA on the confirmatory Phase 3 trial design where chondroplasty will be used as a control group. We have completed renovating an existing facility into a current GMP facility in accordance with the FDA's regulations in support of NeoCart manufacturing for personalized Phase 3 trial material. We intend to initiate the Phase 3 trial contingent on adequate availability of funding.

Inhaled Mucosal Vaccine Platform

We are party to an exclusive license agreement, as amended, with The Washington University in St. Louis, pursuant to which we licensed the rights to develop, manufacture, and commercialize an inhaled mucosal COVID-19 vaccine for the prevention of COVID-19 in the United States, Europe, Japan, South Korea, Australia, China, and Hong Kong. In addition, we internally developed technology related to the flu and COVID-19's vaccine design and filed intellectual property. We are developing a next-generation, inhalation-based mucosal vaccine platform based on a novel ChAd vector, which includes OCU500, a COVID-19 vaccine; OCU510, a seasonal quadrivalent flu vaccine; and OCU520, a combination quadrivalent seasonal flu and COVID-19 vaccine. Our inhaled mucosal vaccine platform is driven by our conviction to serve a major public health concern, which requires the endorsement and support of government funding in order to develop and ultimately commercialize our vaccine candidates. As these vaccine candidates are being developed to be administered via inhalation, we believe they have the potential to generate rapid local immune response in the upper airways and lungs, where viruses enter and infect the body. We believe this novel delivery route may help reduce or prevent infection and transmission as well as provide protection against new virus variants. In October 2023, OCU500 was selected by the NIAID Project NextGen for inclusion in clinical trials. OCU500 will be tested via two different mucosal routes, inhalation and intranasal delivery. NIAID plans to submit an IND to initiate a Phase 1 clinical trial in 2024. We are continuing discussions with relevant government agencies as well as strategic partners regarding developmental funding for our OCU510 and OCU520 platforms.

Corporate Information

We were originally incorporated as a Massachusetts corporation in 2000 under the name Histogenics Corporation. In 2006, we underwent a corporate reorganization pursuant to which we were reincorporated as a Delaware corporation. On September 27, 2019, we completed a reverse merger, or the Merger, with Ocugen OpCo, Inc., or OpCo, which was founded in 2013, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2019, by and among OpCo, Restore Merger Sub, Inc., our wholly owned subsidiary, or Merger Sub, and us, as amended, or the Merger Agreement, pursuant to which Merger Sub merged with and into OpCo, with OpCo surviving as our wholly owned subsidiary. Immediately after the completion of the Merger, we changed our name to Ocugen, Inc. and the business previously conducted by OpCo became the business conducted by us. Our common stock trades on The Nasdaq Capital Market, or Nasdaq, under the symbol “OCGN.”

Our principal offices are located at 11 Great Valley Parkway, Malvern, Pennsylvania 19355, and our telephone number is (484) 328-4701. Our website address is www.ocugen.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THE OFFERING

Issuer	Ocugen, Inc.

Common stock offered by us	30,434,783 shares of our common stock.

Common stock to be outstanding immediately following the offering	287,760,047 shares of common stock (or 292,325,264 shares if the underwriter exercises its over-allotment option in full).

Underwriter’s over-allotment option	We have granted the underwriter a 30-day option to purchase up to 4,565,217 additional shares of common stock from us at the public offering price, less underwriting discounts and commissions.

Use of Proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-7 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Lock-up Agreements	We, and our officers and directors have agreed with the underwriter, subject to certain exceptions, for a period of 45 days with respect to us and 60 days with respect to our officers and directors from the closing of this offering, not to sell, transfer or otherwise dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock for such applicable period. See “Underwriting” for more information.

Nasdaq Capital Market symbol	OCGN

The above discussion and table are based on 257,325,264 shares of our common stock outstanding as of March 31, 2024, and excludes as of that date:

•	15,100,909 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.05 per share;

•	2,027,107 shares of common stock issuable upon vesting of outstanding restricted stock units.

•	615,467 shares of common stock issuable upon vesting of outstanding performance stock units;

•	17,610,582 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•	491,414 shares of common stock reserved for future issuance under our 2014 Stock Option Plan;

•	628,834 shares of common stock issuable upon the exercise of warrants outstanding at a weighted-average exercise price of $6.23 per share; and

•	547,450 shares of common stock issuable upon conversion of preferred stock.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:

•	no exercise of outstanding stock options described above;

•	no settlement of unvested restricted stock units described above;

•	no settlement of unvested performance stock units described above;

•	no exercise of outstanding warrants described above; and

•	no exercise by the underwriter of their option to purchase up to 4,565,217 additional shares of common stock in this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or the 2023 Annual Report, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus supplement, before deciding whether to purchase any common stock in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to This Offering

Even if this offering is successful, we will require substantial additional capital to finance our operations, which may not be available to us on acceptable terms, or at all. As a result, we may be forced to delay, limit or terminate the our clinical development programs of current or new product candidates or other operations.

As a clinical-stage biotechnology company, our operations have consumed significant amounts of cash since our inception. We expect our research and development expenses to increase in connection with our ongoing activities, particularly as we continue to conduct clinical trials of and seek regulatory approvals for our product candidates.

Clinical development involves a lengthy and expensive process with uncertain outcomes and is subject to risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, including that our preclinical studies or clinical trials may not be conducted as planned or completed on schedule and may not satisfy the requirements of the FDA, EMA, or other comparable foreign regulatory authorities. If we are required to conduct additional preclinical studies or clinical trials beyond those that we currently contemplate, if we are delayed or unable to successfully complete clinical trials or other testing, or if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may require additional funding. Moreover, we will require additional capital to commercialize our product candidates, if approved, and to discover, develop, obtain regulatory approval and commercialize any future product candidates, as applicable. We do not have any committed external source of funds other than this offering. We expect to finance future cash needs through public or private equity or debt offerings or product collaborations. Additional capital may not be available in sufficient amounts or on reasonable terms, if at all. The current market environment for small biotechnology companies, like us, and broader macroeconomic factors, may preclude us from successfully raising additional capital.

If we do not raise additional capital, we may not be able to expand our operations or otherwise capitalize on our business opportunities, our business and financial condition will be negatively impacted and we may need to: significantly delay, scale back or discontinue research and discovery efforts and the development of our product candidates or cease operations altogether; seek strategic alliances for research and development programs when we otherwise would not, or at an earlier stage than we would otherwise desire or on terms less favorable than might otherwise be available; or relinquish, or license on unfavorable terms, our rights to technologies or any other product candidates that we otherwise would seek to develop or commercialize ourselves.

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See “Use of Proceeds” in this prospectus supplement for a more detailed information.

You will experience immediate and substantial dilution in the book value of your shares.

Based on the public offering price and the net tangible book value per share as of March 31, 2024, because the public offering price per share in this offering is substantially higher than the historical net tangible book value per share, you will suffer immediate dilution of $0.93 per share in net tangible book value of the common stock. The exercise of outstanding stock options and warrants and settlement of outstanding unvested restricted stock units and performance stock units may result in further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. All of our outstanding shares of common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

Upon completion of this offering, based on our shares outstanding as of March 31, 2024, we will have 287,760,047 shares of common stock outstanding, which (along with the shares purchased in this offering), may be resold into the public market immediately without restriction, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

As of March 31, 2024, there were approximately 17.7 million shares subject to outstanding options, restricted stock unit awards or performance stock unit awards or that are otherwise issuable under our equity compensation plans, all of which shares we have registered, or intend to register, under the Securities Act on a registration statement on Form S-8.

The trading price of the shares of our common stock could be highly volatile, and purchasers of the common stock could incur substantial losses.

Our stock price has been, and will likely continue to be volatile. During the 60 trading days immediately prior to the date of this prospectus supplement, the closing price of our common stock has ranged from a low of $1.18 to a high of $1.95. The stock market in general and the market for stock of biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above their purchase price. The market price for our common stock may be influenced by those factors discussed in this “Risk Factors” section and many others, including:

•	our ability to enroll subjects in our ongoing and planned clinical trials;

•	the results of our clinical trials and preclinical studies, and the results of trials of our competitors or those of other companies in our market sector;

•	regulatory approval of our product candidates, or limitations to specific label indications or patient populations for use, or changes or delays in the regulatory review process;

•	the level of expenses related to any of our product candidates or clinical development programs;

•	regulatory developments in the United States and foreign countries;

•	reports of adverse events in any of our products, competing biologics, or gene therapy products;

•	changes in the structure of healthcare payment systems, especially in light of current reforms to the U.S. healthcare system;

•	the success or failure of our efforts to acquire, license, or develop additional product candidates;

•	innovations or new products developed by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	manufacturing, supply, or distribution delays or shortages;

•	any changes to our relationship with any manufacturers, suppliers, licensors, future collaborators, or other strategic partners;

•	achievement of expected product sales and profitability;

•	variations in our financial results or those of companies that are perceived to be similar to ours;

•	market conditions in the biotechnology sector and issuance of securities analysts’ reports or recommendations;

•	trading volume of our common stock;

•	an inability to obtain additional funding;

•	sales of our stock by insiders and stockholders or the perception that such sales could occur;

•	our ability to effectively manage our growth;

•	ineffectiveness of our internal control over financial reporting;

•	additions or departures of key personnel, including major changes in our board or management;

•	intellectual property, product liability, or other litigation against us; and

•	general economic, industry, market conditions, and other events or factors, many of which are beyond our control.

In addition, in the past, stockholders have initiated class action lawsuits against biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, including the litigation instituted against us in our current class action lawsuit, including the derivative suites, could cause us to incur substantial costs and divert management's attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission, or SEC, that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve a number of risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, among other things, statements about:

•	our estimates regarding expenses, future revenues, and capital requirements, as well as the timing, availability of, and the need for, additional financing to continue to advance our product candidates;

•	our activities with respect to OCU400, OCU410 and OCU410ST including the results from our ongoing Phase 1/2 trials, our ability to continue dosing patients for our Phase 3 trial for OCU400 for the treatment of RP, our ability to reach alignment with the FDA on the Phase 3 study design for OCU400 for the treatment of LCA, and our ability to subsequently initiate and complete a Phase 3 trial;

•	our ability to obtain additional funding from government agencies in the United States and/or other countries to continue the development of our inhaled mucosal vaccine platform;

•	the uncertainties associated with the clinical development and regulatory approval of our product candidates including potential delays in the initiation, enrollment, and completion of current and future clinical trials, including our ability to resolve the FDA’s clinical hold on our IND application for OCU200;

•	our ability to realize any value from our product candidates and preclinical programs being developed and anticipated to be developed, in light of inherent risks and difficulties involved in successfully commercializing products and the risk that our products, if approved, may not achieve broad market acceptance;

•	our ability to comply with regulatory schemes and other regulatory developments applicable to our business in the United States and other countries;

•	the performance of third-parties upon which we depend, including contract development and manufacturing organizations, suppliers, manufacturers, group purchasing organizations, distributors, and logistics providers;

•	the pricing and reimbursement of our product candidates, if commercialized;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	developments relating to our competitors and our industry;

•	our ability to obtain and maintain patent protection, or obtain licenses to intellectual property and defend our intellectual property rights against third-parties;

•	our ability to maintain our relationships and contracts with our key collaborators and commercial partners and our ability to establish additional collaborations and partnerships;

•	our ability to recruit and retain key scientific, technical, commercial, and management personnel and to retain our executive officers;

•	matters relating to or arising from the restatement of our previously issued financial statements included in our 2022 Annual Report on Form 10-K as well as unaudited interim financial statements included in our Quarterly Reports on Forms 10-Q for each of the quarterly and year to date periods ended September 30, 2022, June 30, 2022, March 31, 2022, September 30, 2023, June 30, 2023, and March 31, 2023;

•	our ability to comply with stringent United States and applicable foreign government regulations with respect to the manufacturing of pharmaceutical products, including compliance with current Good Manufacturing Practice regulations, and other relevant regulatory authorities;

•	the extent to which health epidemics and other outbreaks of communicable diseases, geopolitical turmoil, macroeconomic conditions, social unrest, political instability, terrorism, or acts of war could disrupt our business and operations, including impacts on our development programs, global supply chain, and collaborators and manufacturers;

•	our anticipated use of proceeds from this offering; and

•	other matters discussed under the heading “Risk Factors” contained in the 2023 Annual Report and in any other documents we have filed with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, particularly under “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement. See “Risk Factors.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be $32.6 million, or $37.5 million if the underwriter exercises its over-allotment option in full, in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds from this offering to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus supplement.

We do not expect that our existing cash and cash equivalents and the anticipated net proceeds from this offering alone will be sufficient to enable us to fund the completion of the development of any of our product candidates. Our expected use of net proceeds from the sale of shares of common stock in this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies and clinical trials we may commence in the future, the timing of regulatory submissions and the feedback from regulatory authorities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds, if any.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our sixth amended and restated certificate of incorporation, as amended, or the Certificate, and our second amended and restated bylaws, as amended, or Bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Our authorized capital stock consists of 400,000,000 shares, 390,000,000 of which are designated as common stock with a par value of $0.01 per share and 10,000,000 of which are designated as preferred stock with a par value of $0.01 per share.

As of July 29, 2024, (i) our capital stock was held of record by approximately 24 stockholders and (ii) there were 257,422,986 shares of common stock outstanding, warrants to purchase an aggregate of 628,725 shares of common stock outstanding, options to purchase an aggregate of 16,087,007 shares of common stock, 1,981,897 restricted stock units outstanding, and 872,352 performance stock units outstanding.

Common Stock

Shares of our common stock have the following rights, preferences, and privileges:

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the Certificate that relates solely to the terms of an outstanding series of preferred stock if the holders of such series are entitled to vote thereon pursuant to the Certificate or any certificate of designation.

Dividends

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. The timing, declaration, amount, and payment of future dividends will depend on our financial condition, earnings, capital requirements, and debt service obligations, as well as legal requirements, regulatory constraints, industry practice, and other factors that its board of directors deems relevant. Our board of directors will make all decisions regarding our payment of dividends from time to time in accordance with applicable law.

Liquidation

Upon our liquidation, dissolution, or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

No Preemptive or Similar Rights

The holders of our common stock do not have any preemptive rights or preferential rights to subscribe for shares of our capital stock or any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock is listed on Nasdaq under the symbol “OCGN.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or the other securities exchange of the securities covered by the applicable prospectus supplement.

Preferred Stock

We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, up to 10,000,000 shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations, and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of Ocugen or the removal of management, which could depress the market price of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	voting rights, if any, of the preferred stock; and

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

Description of Other Securities Outstanding

Series B Convertible Preferred Stock

Our board of directors provided for the issuance of Series B Convertible Preferred Stock, or the Series B Preferred, pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, or the Series B Certificate of Designation. Up to 54,745 shares are designated as Series B Preferred. Holders of Series B Preferred are entitled to receive dividends on Series B Preferred equal (on an as-converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock, when and if such dividends are paid. Except as provided by law and certain protective provisions set forth in the Series B Certificate of Designation, the Series B Preferred has no voting rights. Upon the liquidation or dissolution of Ocugen, holders of Series B Preferred will be entitled to receive the same amount that a holder of common stock would receive if the preferred stock were fully converted to common stock.

Each share of Series B Preferred is convertible, at the option of the holder, into 10 shares of our common stock only after (i) we received stockholder approval to increase the number of authorized shares of common stock under the Certificate and (ii) our receipt of shipments by Bharat Biotech of the first 10 million doses of COVAXIN manufactured by Bharat Biotech pursuant to a supply agreement, and further on the terms and subject to the conditions set forth in the Series B Certificate of Designation. The conversion rate of the Series B Preferred is subject to adjustment in the event of a stock dividend, stock split, reclassification, or similar event with respect to the Company’s common stock. In May 2023, we concluded that the development of COVAXIN in North America is not commercially viable as a result of the FDA’s decision around monovalent vaccines and discontinued the COVAXIN program.

On March 1, 2021, we entered into a Preferred Stock Purchase Agreement, or the Purchase Agreement, pursuant to which we agreed to issue and sell 54,745 shares of Series B Preferred at a price per share equal to $109.60, to Bharat Biotech. Under the terms of the Purchase Agreement, we agreed to file and to maintain a registration statement on Form S-3 covering the resale of the common stock into which the Series B Preferred Stock may be converted. In May 2024, Bharat Biotech and the Company entered into a Preferred Stock Forfeiture Agreement whereby the outstanding shares of Series B Convertible Preferred Stock were cancelled.

The foregoing summary of the terms of the Series B Preferred is subject to and qualified in its entirety by reference to the Certificate and the Series B Certificate of Designation, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Common Stock Purchase Warrants

Between November 2016 and March 2019, OpCo issued a series of common stock purchase warrants, or the Common Stock Purchase Warrants, to certain investors pursuant to a stockholders’ agreement and to two employees pursuant to their respective employment agreements. Upon the closing of the Merger, the Common Stock Purchase Warrants became exercisable for shares of our common stock. As of December 31, 2023, warrants to purchase 0.6 million shares of common stock were outstanding and exercisable. The Common Stock Purchase Warrants have exercise prices ranging from $4.90 to $7.56 and expire between 2026 and 2027.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Various provisions contained in the Certificate, the Bylaws, and Delaware law could delay, deter, or discourage some transactions involving an actual or potential change in control of Ocugen, including acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws

Preferred Stock

The Certificate authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights, and other terms of such series. See “—Preferred Stock” for additional information. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences, or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender or exchange offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of the company’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring, or preventing a change in control of us without any action by our stockholders.

Classified Board

The Certificate and the Bylaws provide that the directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes. Such classes shall be as nearly equal in number of directors as reasonably possible. The election of the classes is staggered, such that only approximately one third of our board of directors is up for election in any given year. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. Each director shall serve until such director’s successor shall have become duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification, or other removal.

Election of Directors

The Certificate does not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Board Vacancies; Removal

The Certificate provides that any vacancy occurring on our board of directors will be filled by a majority of directors then in office, even if less than a quorum. The Certificate also provides that our directors can only be removed for cause upon the vote of more than two-thirds of the votes entitled to be cast by holders of all the then-outstanding shares of capital stock, voting together as a single class.

Special Meetings of Stockholders; Number of Directors and No Action by Written Consent of Stockholders

The Certificate and the Bylaws provide that only the board of directors, the chairman of the board of directors, or the president may call a special meeting of our stockholders. The Bylaws provide that the authorized number of directors be changed only by resolution of the board of directors. The Bylaws provide that the stockholders may act only upon a duly called annual or special meeting and no action may be effected by written consent.

Advance Notification of Shareholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors.

Amendments to Certificate and Bylaws

The amendment of any of the above provisions (except for the provision making it possible for the board of directors to issue undesignated preferred stock) and the exclusive form and indemnification provisions described below, would require approval by a stockholder vote by the holders of at least a two thirds of the voting power of the then outstanding voting stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Exclusive Jurisdiction for Certain Actions

The Certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The enforceability of similar federal court choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable or unenforceable. If a court were to find either of the choice of forum provisions contained in the Certificate to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees and result in increased costs for investors to bring a claim.

Indemnification

The Certificate includes provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit

Any amendment or repeal of these provisions will require the approval of the holders of shares representing at least two-thirds of the shares entitled to vote in the election of directors, voting as one class. The Certificate and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. The Certificate and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions as its officer, director, employee, or agent, regardless of whether Delaware law would permit indemnification. We have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in the Certificate and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in the Certificate and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of March 31, 2024, our net tangible book value was approximately $30.2 million, or $0.12 per share of common stock, based on 257,325,264 shares of common stock outstanding as of March 31, 2024.

After giving effect to the issuance and sale by us of 30,434,783 shares of common stock in this offering at the public offering price of $1.15 per share, after deducting the underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $62.7 million, or approximately $0.22 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.10 per share to our existing stockholders and an immediate dilution of approximately $0.93 per share to the new investors participating in this offering.

The following table illustrates this dilution to the new investors purchasing shares of common stock in this offering on a per share basis:

Public offering price per share		$1.15
Net tangible book value per share at March 31, 2024	$0.12
Increase in net tangible book value per share as of March 31, 2024 attributable to this offering	$0.10
As adjusted net tangible book value per share after this offering		$0.22
Dilution per share to the new investors in this offering		$0.93

If the underwriter exercises in full its option to purchase 4,565,217 additional shares in full, our as adjusted net tangible book value as of March 31, 2024 would increase to approximately $67.7 million, or approximately $0.23 per share, representing an immediate increase in as adjusted net tangible book value of $0.11 per share to our existing stockholders, and an immediate dilution of $0.92 per share to investors participating in this offering.

The foregoing table and calculations are based on 257,325,264 shares of our common stock outstanding as of March 31, 2024, and exclude as of that date:

•	15,100,909 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.05 per share;

•	2,027,107 shares of common stock issuable upon vesting of outstanding restricted stock units;

•	615,467 shares of common stock issuable upon vesting of outstanding performance stock units;

•	17,610,582 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•	491,414 shares of common stock reserved for future issuance under our 2014 Stock Option Plan;

•	628,834 shares of common stock issuable upon the exercise of warrants outstanding at a weighted-average exercise price of $6.23 per share; and

•	547,450 shares of common stock issuable upon conversion of preferred stock.

To the extent that outstanding options or warrants are exercised, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their purchase, ownership, and disposition of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes, neither an entity or arrangement treated as a partnership nor:

•	a non-resident alien individual;

•	a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or

•	a foreign estate or trust, the income of which is not subject to U.S. federal income tax regardless of its source.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners in a partnership or other pass-through entity that will hold our common stock should consult their own tax advisors regarding the tax consequences of purchasing, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code or any aspect of any U.S. federal tax other than the income tax, such as the estate or gift tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt entities (including private foundations);

•	governmental or international organizations;

•	financial institutions;

•	brokers, dealers or traders in securities, including persons that mark their securities to market;

•	real estate investment trusts or regulated investment companies;

•	pension plans, including “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons that own directly or constructively 5% or more of our stock;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	U.S. expatriates and former citizens or long-term residents of the United States.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on Our Common Stock

As described in the “Risk Factors” section and the “Dividend Policy” section above, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below in the sections titled “Backup Withholding and Information Reporting” and “FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the U.S. and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed place of business maintained by the non-U.S. holder within the U.S., generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, generally is taxed at the regular U.S. federal income tax rates applicable to U.S. persons. Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the U.S. and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) to the applicable withholding agent and satisfy any other applicable requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non- U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim.

Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed place of business maintained by such non-U.S. holder in the U.S., in which case the non-U.S. holder generally will be taxed on a net income basis at the regular U.S. federal income tax rates applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•	the non-U.S. holder is a nonresident alien individual who is present in the U.S. for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence) on the net gain derived from the sale or disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•	we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a U.S. real property holding corporation (as defined in the Code), unless our common stock is regularly traded on an established securities market at the time of the sale or disposition and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are or were a U.S. real property holding corporation during the relevant period and the foregoing exception does not apply, the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to U.S. persons. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S.

holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

FATCA

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock, although under proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

UNDERWRITING

We have entered into an underwriting agreement with Titan Partners Group LLC, a division of American Capital Partners, LLC, or the underwriter, with respect to the securities subject to this offering.

Subject to certain conditions, we have agreed to sell to the underwriter such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

UNDERWRITER	NUMBER OF SHARES OF COMMON STOCK
Titan Partners Group LLC, a division of American Capital Partners, LLC	30,434,783
30,434,783

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock offered hereby other than those covered by the over-allotment option described below. The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriter an option to buy up to an additional 4,565,217 shares of common stock from us at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriter may exercise this option at any time, in whole at any time or in part from time to time, during the 30-day period after the date of this prospectus supplement.

Discounts, Commissions and Expenses

The underwriter proposes to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.036 per share. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be 6.25% of the gross proceeds of this offering, or $0.071875 per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

We will also be responsible for and will pay all expenses relating to the offering, including without limitation, the reasonable fees and disbursements of the underwriter’s counsel in an amount not to exceed $125,000 on a non-accountable basis.

We estimate that our total offering expenses for this offering, net of the underwriting discounts and commissions, will be approximately $0.25 million.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriter of the over-allotment option:

	Price Per Share	Total without Option	Total with Option
Public Offering Price	$1.15	$35,000,000.45	$40,250,000.5175
Underwriting discount (1)	$0.071875	$2,187,500.028125	$2,515,625.03234
Proceeds, before expenses, to us	$1.078125	$32,812,500.421875	$37,734,375.48515

(1)	The underwriting discount is 6.25% of the gross proceeds received from the sale of the securities in this offering.

Indemnification

We have also agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that, for a period of forty-five (45) days from the closing of this offering, without the prior written consent of the underwriter, and subject to certain exceptions, neither we nor any of our subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents or file any registration statement or amendment or supplement thereto, other than this prospectus supplement.

In addition, each of our directors and officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, for a period of sixty (60) days from the closing of this offering, without the prior written consent of the underwriter, the foregoing persons may not make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. These restrictions do not apply in the following circumstances, subject to certain requirements:

•	transfers as a bona fide gift or gifts;

•	transfers to any trust for the direct or indirect benefit of the director or executive officer or the immediate family of such person;

•	transfers resulting from will or intestate succession to the legal representative, heir, beneficiary or immediate family of the director or executive officer upon the death;

•	exercises of option to purchase common stock granted under any equity incentive plan or stock purchase plan of the Company;

•	establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act;

•	sales pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act in effect as of the date of this prospectus supplement;

•	“cashless” exercises of options in order to cover the payment of the exercise price;

•	open-market purchases after the closing of this offering;

•	transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of our company;

•	transfer common stock as forfeitures to satisfy tax withholding obligations; and

•	by operation of law, including pursuant to a domestic order or negotiated divorce settlement.

Titan Partners Group LLC, a division of American Capital Partners, LLC may, in its sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as the underwriter, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Nasdaq Capital Market Listing

Our common stock is listed on Nasdaq Capital Market under the symbol “OCGN.” The last reported sale price of our common stock on July 30, 2024 was $1.47 per share.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase pursuant to the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that the underwriter may purchase pursuant to the overallotment option. The underwriter may close out any covered short position by either exercising the over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriter sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

The underwriter is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so .

•	authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monetaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorite des marches financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifies) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(1) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Society e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta publica de valores mobiliarios) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Codigo dos Valores Mobiliarios). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliarios) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Philadelphia, Pennsylvania. Certain legal matters relating to this offering will be passed upon for the underwriter by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of Ocugen, Inc. appearing in Ocugen, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and in the “Investor” section of our website at www.ocugen.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 29, 2024;

•	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on May 28, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

•	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports related to such items), filed with the SEC on January 8, 2024, March 18, 2024, March 20, 2024, April 1, 2024, April 8, 2024, May 10, 2024, June 6, 2024, June 28, 2024 and July 8, 2024; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 18, 2014 (File No. 001-36751), together with any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of this prospectus supplement, until we file a post-effective amendment to the applicable registration statement that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

Ocugen, Inc.

Attention: Corporate Secretary

11 Great Valley Parkway

Malvern, Pennsylvania, 19355

(484) 328-4701

PROSPECTUS

$175,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $175,000,000 in the aggregate principal amount of the securities identified above in one or more offerings, or any combination of the foregoing, either individually or as units comprised of two or more other securities. This prospectus provides a general description of the securities that we may offer and sell.

Each time that we offer securities under this prospectus, we will provide a supplement to this prospectus that contains the specific terms of the securities offered, including the public offering price. Any prospectus supplement may add to, update, or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “OCGN.” On April 15, 2024, the closing sale price of our common stock on Nasdaq was $1.59 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or any other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 1, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings for an aggregate offering amount of up to $175,000,000.

This prospectus provides you only with a general description of the securities that we may offer and sell. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering, including the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers, or agents and the applicable sales commission or discount. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read carefully the entire prospectus and any accompanying prospectus supplement or related free writing prospectus, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision. Please also read the additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or related free writing prospectus. This prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, references in this prospectus to “Ocugen,” the “Company,” “we,” “our,” or “us” refer to Ocugen, Inc. and its subsidiaries. See “About Ocugen, Inc.—Company Information.”

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement, or other document.

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and in the “Investors” section of our website at www.ocugen.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 16, 2024 as amended by Amendment No. 1 to our Annual Report for the year ended December 31, 2023 on Form 10-K/A, to be filed with the SEC not later than 120 days after our fiscal year end (other than information furnished rather than filed);

•	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports related to such items) filed with the SEC on January 8, 2024, March 18, 2024, March 20, 2024, April 1, 2024 and April 8, 2024;

•	The description of our securities contained in our registration statement on Form 8-A filed with the SEC on November 18, 2014 (File No. 001-36751), together with any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 28, 2022.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

Ocugen, Inc.

Attention: Corporate Secretary

11 Great Valley Parkway

Malvern, Pennsylvania, 19355

(484) 328-4701

ABOUT OCUGEN, INC.

OVERVIEW

We are a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies and vaccines that improve health and offer hope for patients across the globe.

Our technology pipeline includes:

Modifier Gene Therapy Platform — Based on the use of nuclear hormone receptors ("NHRs"), we believe our modifier gene therapy platform has the potential to address many retinal diseases, including rare diseases such as retinitis pigmentosa ("RP") (OCU400) and Leber congenital amaurosis ("LCA") (OCU400), with a gene-agnostic approach. We also believe our modifier gene therapy platform has the potential to address many retinal diseases, including a multifactorial dry age-related macular degeneration ("dAMD") using OCU410, which we believe has the potential to treat millions of patients, and Stargardt disease (OCU410ST), which is also a rare disease. We received clearance from FDA to initiate a Phase 3 trial for OCU400 for the treatment of RP and intend to begin dosing patients in 2Q, 2024. We further expect to expand OCU400 Phase 3 development in LCA patients in the second half of 2024 based on Phase 1/2 study results in LCA patients and subject to alignment with the FDA. Currently both OCU410, for the treatment of geographic atrophy ("GA") patients, and OCU410ST, for the treatment of Stargardt patients, programs are in Phase 1/2 clinical development.

Novel Biologic Therapy for Retinal Diseases — OCU200 is a novel fusion protein consisting of two human proteins, tumstatin and transferrin. OCU200 possesses unique features which potentially enable it to treat vascular complications of diabetic macular edema ("DME"), diabetic retinopathy ("DR") and wet AMD. Tumstatin is the active component of OCU200 and binds to integrin receptors, which play a crucial role in disease pathogenesis. Transferrin is expected to facilitate the targeted delivery of tumstatin into the retina and choroid and potentially help increase the interaction between tumstatin and integrin receptors. We continue to work with the FDA to address comments to lift the clinical hold.

Regenerative Medicine Cell Therapy Platform — Our Phase 3-ready regenerative medicine cell therapy platform technology, which includes NeoCart (autologous chondrocyte-derived neocartilage), is being developed for the repair of knee cartilage injuries in adults. We received concurrence from the FDA on the confirmatory Phase 3 trial design and have completed renovating an existing facility into a current Good Manufacturing Practice ("GMP") facility to support clinical study and initial commercial launch.

Inhaled Mucosal Vaccine Platform — Our next-generation, inhaled mucosal vaccine platform includes OCU500, a COVID-19 vaccine; OCU510, a seasonal quadrivalent flu vaccine; and OCU520, a combination quadrivalent seasonal flu and COVID-19 vaccine. We are conducting IND enabling and product development activities for our OCU500 product and planning to submit an Investigational New Drug ("IND") in 2024. We are currently collaborating with the National Institute of Allergy and Infectious Diseases ("NIAID") for early clinical studies for the OCU500 program. We expect OCU500 clinical trials to begin mid-2024. We are continuing discussions with relevant government agencies regarding developmental funding for our OCU510 and OCU520 platforms.

Modifier Gene Therapy Platform

We are developing a modifier gene therapy platform designed to fulfill unmet medical needs related to retinal diseases, including inherited retinal diseases ("IRDs"), such as RP, LCA, Stargardt disease and multifactorial diseases such as dAMD and GA. Our modifier gene therapy platform is based on the use of NHRs, which have the potential to restore homeostasis — the basic biological processes in the retina from disease state to normal state. Unlike single-gene replacement therapies, which only target one genetic mutation, our modifier gene therapy platform, through its use of NHRs, represents a unique approach and has demonstrated potential to address multiple retinal diseases caused by mutations in multiple genes in our Phase 1/2 clinical study. This has potential of a gene-agnostic therapy addressing complex diseases that are potentially caused by imbalances in multiple gene networks in the disease condition. OCU400, our first product candidate in our modifier gene therapy platform, has received Orphan Drug Designation ("ODD") from the United States Food and Drug Administration ("FDA") for RP and LCA, a regenerative medicine advanced therapy ("RMAT") designation to OCU400 for the treatment of RP associated with NR2E3 and rhodopsin ("RHO") mutations from the FDA, and Orphan Medicinal Product Designation ("OMPD") from the European Commission ("EC"), based on the recommendation of the European Medicines Agency ("EMA"), for RP and LCA. These broad ODD, RMAT, and OMPD designations further support broad-spectrum (gene agnostic) therapeutic potential of OCU400 to treat multiple IRDs such as RP and LCA associated with mutations in multiple genes.

We completed enrolling, dosing, and recruiting RP and LCA patients in the Phase 1/2 trial for OCU400. The objective of this study was to assess the safety and efficacy using 3 different treatment doses of unilateral subretinal administration of OCU400 in NR2E3 and rhodopsin ("RHO")-related RP patients and centrosomal protein 290 ("CEP290")-related LCA patients in the United States.

In February 2024, in continuation of the preliminary analyses update, we announced an update for 18 participants. The trial update was an extension of the positive preliminary data from September 2023. The positive trial update demonstrated that OCU400 continued to be generally safe and well-tolerated in subjects across different mutations and dose levels. 89% of participants demonstrated preservation or improvement in the treated eye either on BCVA or LLVA or MLMT scores from baseline. 78% of participants demonstrated preservation or improvement in the treated eyes in MLMT scores from baseline. 80% of RHO mutation subjects experienced either preservation or improvement in MLMT scores from baseline.

In April 2024, the FDA cleared our IND amendment to initiate a Phase 3 trial of OCU400 for RP. OCU400 is the first gene therapy program to enter Phase 3 with a broad RP indication. This Phase 3 trial will enroll 150 subjects, distributed 1:1 into two separate arms (RHO: N=75, and Gene Agnostic: N=75). In each arm subjects will be further randomized into 2:1 ratio to treated and untreated control groups. Subjects will be followed for a year after dosing for primary end point analyses. In the Phase 1/2 OCU400 clinical trial a MLMT scale was the primary functional endpoint. For the Phase 3 OCU400 clinical trial, an updated mobility course will be used, Luminance Dependent Navigation Assessment ("LDNA") that includes a wider range of light intensity (0.04-500 Lux) and Lux Levels (0-9) with a uniform correlation between Lux level and Lux intensity.

In April 2024, the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) reviewed the study design, endpoints and planned statistical analysis of the pivotal OCU400 Phase 3 liMeliGhT clinical trial for retinitis pigmentosa (RP) and provided acceptability of the U.S. based trial for submission of a Marketing Authorization Application (MAA). The EMA provided this opinion based on safety, tolerability, and efficacy of OCU400 demonstrated in the Phase 1/2 study.

We intend to begin dosing patients in Phase 3 trial for OCU400 for the treatment of RP in 2Q, 2024. Subsequently, we expect to expand OCU400 Phase 3 development in LCA patients in the second half of 2024 based on Phase 1/2 study results in LCA patients and subject to alignment with the FDA.

We are also developing OCU410 and OCU410ST, utilizing the nuclear receptor genes RAR-related orphan receptor A ("RORA"), for the treatment of dAMD and Stargardt disease, respectively. OCU410 is a potential one-time, curative therapy with a single sub-retinal injection. OCU410 targets multiple pathways associated with AMD pathogenesis, in contrast to currently approved or under development products, and has potential to provide better safety and efficacy outcomes. OCU410ST has received ODD from the FDA for the treatment of ABCA4-associated retinopathies, including Stargardt disease.

Currently both OCU410 and OCU410ST programs are in Phase 1/2 clinical development, actively enrolling patients. In November 2023, the first patient was dosed in the Phase 1/2 trial to assess the safety and efficacy of OCU410ST for Stargardt disease. In February 2024, we announced dosing was completed in the first cohort of Phase 1/2 study. Phase 1 is a multicenter, open-label, dose ranging study. Phase 2 is a randomized, outcome accessor-blinded, dose-expansion study in which adult and pediatric subjects will be randomized in a 1:1:1 ratio to either one of two OCU410ST dose groups or to an untreated control group. In April 2024, we announced that the Data Safety and Monitoring Board ("DSMB") approved to proceed dosing with the medium dose of OCU410ST in the dose-escalation phase of the study. Three patients with Stargardt disease have been dosed in the Phase 1/2 trial to date. An additional three patients will be dosed with the medium dose in the second cohort and three patients with the high dose in the third cohort in the dose-escalation phase.

In December 2023, the first patient was dosed in the Phase 1/2 trial to assess the safety and efficacy of OCU410 for GA secondary to dAMD. In March 2024, we announced dosing was completed in the first cohort of Phase 1/2 study. Phase 1 is a multicenter, open-label, dose-ranging study. Phase 2 is a randomized expansion phase in which subjects will be randomized in a 1:1:1 ratio to either one of two OCU410 dose groups or to an untreated control group. In April 2024, we announced that the Data Safety and Monitoring Board ("DSMB") approved to proceed dosing with the medium dose of OCU410 in the dose-escalation phase of the study. Three patients with GA have been dosed in the Phase 1/2 trial to date. An additional three patients will be dosed with the medium dose in the second cohort and three patients with the high dose in the third cohort in the dose-escalation phase.

Novel Biologic Therapy for Retinal Diseases

We are developing OCU200, which is a novel fusion protein containing parts of human transferrin and tumstatin. OCU200 is designed to treat DME, DR, and Wet AMD. We have completed the technology transfer of manufacturing processes to our contract development and manufacturing organization ("CDMO") and have produced trial materials to initiate a Phase 1 trial. In April 2023, the FDA placed our IND application to initiate a Phase 1 trial targeting DME on clinical hold, as part of the FDA's request for additional information related to Chemistry Manufacturing and Controls ("CMC"). We continue to work with the FDA to address comments to lift the clinical hold.

Regenerative Medicine Cell Therapy Platform

NeoCart is a Phase 3-ready, regenerative medicine cell therapy technology that combines breakthroughs in bioengineering and cell processing to enhance the autologous cartilage repair process. NeoCart is a three-dimensional tissue-engineered disc of new cartilage that is manufactured by growing the patient's own chondrocytes, the cells responsible for maintaining cartilage health. Current surgical and nonsurgical treatment options are limited in their efficacy and durability. In prior clinical studies, Phase 2 and Phase 3, NeoCart has shown potential to accelerate healing, reduce pain, and provide regenerative native-like cartilage strength with durable benefits post transplantation. NeoCart was shown to be generally well-tolerated and demonstrated greater clinical efficacy than microfracture surgery at two years after treatment. Based on this clinical benefit, the FDA granted a RMAT designation to NeoCart for the repair of full-thickness lesions of knee cartilage injuries in adults. Additionally, we received concurrence from the FDA on the confirmatory Phase 3 trial design where chondroplasty will be used as a control group. We have completed renovating an existing facility into a current Good Manufacturing Practice ("GMP") facility in accordance with the FDA's regulations in support of NeoCart manufacturing for personalized Phase 3 trial material. We intend to initiate the Phase 3 trial in the second half of 2024, contingent on adequate availability of funding.

Inhaled Mucosal Vaccine Platform

We are party to an exclusive license agreement (as amended, "WU License Agreement") with The Washington University in St. Louis ("Washington University"), pursuant to which we licensed the rights to develop, manufacture, and commercialize an inhaled mucosal COVID-19 vaccine for the prevention of COVID-19 in the United States, Europe, Japan, South Korea, Australia, China, and Hong Kong (the "Mucosal Vaccine Territory"). In addition, we internally developed technology related to the flu and COVID-19's vaccine design and filed intellectual property. We are developing a next-generation, inhalation-based mucosal vaccine platform based on a novel ChAd vector, which includes OCU500, a COVID-19 vaccine; OCU510, a seasonal quadrivalent flu vaccine; and OCU520, a combination quadrivalent seasonal flu and COVID-19 vaccine. Our inhaled mucosal vaccine platform is driven by our conviction to serve a public health concern, which requires the endorsement and support of government funding in order to develop and ultimately commercialize our vaccine candidates. As these vaccine candidates are being developed to be administered via inhalation, we believe they have the potential to generate rapid local immune response in the upper airways and lungs, where viruses enter and infect the body. We believe this novel delivery route method may help reduce or prevent infection and transmission as well as provide protection against new virus variants. In October 2023, OCU500 was selected by the NIAID Project NextGen for inclusion in clinical trials. OCU500 will be tested via two different mucosal routes, inhalation into the lungs and as a nasal spray. The clinical trials are expected to begin mid-2024. We are continuing discussions with relevant government agencies regarding developmental funding for our OCU510 and OCU520 platforms

Company Information

We were originally incorporated as a Massachusetts corporation in 2000 under the name Histogenics Corporation. In 2006, we underwent a corporate reorganization pursuant to which we were reincorporated as a Delaware corporation. On September 27, 2019, we completed a reverse merger, or the Merger, with Ocugen OpCo, Inc., or OpCo, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2019, by and among OpCo, Restore Merger Sub, Inc., our wholly owned subsidiary, or Merger Sub, and us, as amended, or the Merger Agreement, pursuant to which Merger Sub merged with and into OpCo, with OpCo surviving as our wholly owned subsidiary. Immediately after the completion of the Merger, we changed our name to Ocugen, Inc. and the business previously conducted by OpCo became the business conducted by us. Our common stock trades on The Nasdaq Capital Market, or Nasdaq, under the symbol “OCGN.”

Our principal offices are located at 11 Great Valley Parkway, Malvern, Pennsylvania 19355, and our telephone number is (484) 328-4701. Our website address is www.ocugen.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the accompanying prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, our quarterly reports, and documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information.” The risks described in the Annual Report and such subsequent filings are not the only risks that we face. Additional risks not presently known to us or that we do not currently consider significant may also have an adverse effect on us. If any of the risks actually occur, our business, results of operations, cash flows, or financial condition could suffer. We cannot assure you that any of the events discussed in the risk factors will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition, and cash flows and if so, our future prospects would likely be materially and adversely affected. If any of such events were to happen, the trading price and value of our securities could decline, and you could lose all or part of your investment. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider the risk factors to be a complete discussion of all potential risks or uncertainties. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

•	our estimates regarding expenses, future revenues, and capital requirements, as well as the timing, availability of, and the need for, additional financing to continue to advance our product candidates;

•	our activities with respect to OCU400, OCU410 and OCU410ST including the results from our ongoing Phase 1/2 trials, our ability to initiate a Phase 3 trial for OCU400 for the treatment of retinitis pigmentosa ("RP"), subject to the FDA accepting the amended IND application that was filed, our ability to reach alignment with the FDA on the Phase 3 study design for OCU400 for the treatment of Leber congenital amaurosis ("LCA"), and our ability to subsequently initiate and complete a Phase 3 trial;

•	our ability to obtain additional funding from government agencies in the United States and/or other countries to continue the development of our inhaled mucosal vaccine platform;

•	the uncertainties associated with the clinical development and regulatory approval of our product candidates including potential delays in the initiation, enrollment, and completion of current and future clinical trials, including our ability to resolve the FDA's clinical hold on our IND application for OCU200;

•	our ability to realize any value from our product candidates and preclinical programs being developed and anticipated to be developed, in light of inherent risks and difficulties involved in successfully commercializing products and the risk that our products, if approved, may not achieve broad market acceptance;

•	our ability to comply with regulatory schemes and other regulatory developments applicable to our business in the United States and other countries;

•	the performance of third-parties upon which we depend, including contract development and manufacturing organizations, suppliers, manufacturers, group purchasing organizations, distributors, and logistics providers;

•	the pricing and reimbursement of our product candidates, if commercialized;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	developments relating to our competitors and our industry;

•	our ability to obtain and maintain patent protection, or obtain licenses to intellectual property and defend our intellectual property rights against third-parties;

•	our ability to maintain our relationships, and contracts with our key collaborators and commercial partners and our ability to establish additional collaborations and partnerships;

•	our ability to recruit and retain key scientific, technical, commercial, and management personnel and to retain our executive officers;

•	matters relating to or arising from the restatement of our Previously Issued Financial Statements;

•	our ability to comply with stringent United States and applicable foreign government regulations with respect to the manufacturing of pharmaceutical products, including compliance with current Good Manufacturing Practice regulations, and other relevant regulatory authorities;

•	the extent to which health epidemics and other outbreaks of communicable diseases, geopolitical turmoil, macroeconomic conditions, social unrest, political instability, terrorism, or acts of war could disrupt our business and operations, including impacts on our development programs, global supply chain, and collaborators and manufacturers; and

•	the other risks, uncertainties and factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised and supplemented by those risks described from time to time in other reports which we file with the SEC.

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in or incorporated by reference into this prospectus, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, or investments we may make. You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See “Risk Factors.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus will be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our sixth amended and restated certificate of incorporation, as amended, or the Certificate, and our amended and restated bylaws, or Bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Our authorized capital stock consists of 305,000,000 shares, 295,000,000 of which are designated as common stock with a par value of $0.01 per share and 10,000,000 of which are designated as preferred stock with a par value of $0.01 per share.

As of April 16, 2024, (i) our capital stock was held of record by approximately 23 stockholders and (ii) there were 257,325,264 shares of common stock outstanding, 54,745 shares of preferred stock outstanding, warrants to purchase an aggregate of 628,834 shares of common stock outstanding, options to purchase an aggregate of 15,589,481 shares of common stock, and 2,027,107 restricted stock units outstanding.

Common Stock

Shares of our common stock have the following rights, preferences, and privileges:

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the Certificate that relates solely to the terms of an outstanding series of preferred stock if the holders of such series are entitled to vote thereon pursuant to the Certificate or any certificate of designation.

Dividends

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. The timing, declaration, amount, and payment of future dividends will depend on our financial condition, earnings, capital requirements, and debt service obligations, as well as legal requirements, regulatory constraints, industry practice, and other factors that its board of directors deems relevant. Our board of directors will make all decisions regarding our payment of dividends from time to time in accordance with applicable law.

Liquidation

Upon our liquidation, dissolution, or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

No Preemptive or Similar Rights

The holders of our common stock do not have any preemptive rights or preferential rights to subscribe for shares of our capital stock or any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock is listed on Nasdaq under the symbol “OCGN.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or the other securities exchange of the securities covered by the applicable prospectus supplement.

Preferred Stock

We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations, and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of Ocugen or the removal of management, which could depress the market price of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;
•	the number of shares offered, the liquidation preference per share and the purchase price;
•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption, if applicable;
•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);
•	voting rights, if any, of the preferred stock; and
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

Description of Other Securities Outstanding

Series B Convertible Preferred Stock

Our board of directors provided for the issuance of Series B Convertible Preferred Stock, or the Series B Preferred, pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, or the Series B Certificate of Designation. Up to 54,745 shares are designated as Series B Preferred. Holders of Series B Preferred are entitled to receive dividends on Series B Preferred equal (on an as-converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock, when and if such dividends are paid. Except as provided by law and certain protective provisions set forth in the Series B Certificate of Designation, the Series B Preferred has no voting rights. Upon the liquidation or dissolution of Ocugen, holders of Series B Preferred will be entitled to receive the same amount that a holder of common stock would receive if the preferred stock were fully converted to common stock.

Each share of Series B Preferred is convertible, at the option of the holder, into 10 shares of our common stock only after (i) we received stockholder approval to increase the number of authorized shares of common stock under the Certificate and (ii) our receipt of shipments by Bharat Biotech of the first 10 million doses of COVAXIN manufactured by Bharat Biotech pursuant to a supply agreement, and further on the terms and subject to the conditions set forth in the Series B Certificate of Designation. The conversion rate of the Series B Preferred is subject to adjustment in the event of a stock dividend, stock split, reclassification, or similar event with respect to the Company’s common stock. In May 2023, we concluded that the development of COVAXIN in North America is not commercially viable as a result of the FDA’s decision around monovalent vaccines and discontinued the COVAXIN program. As a result, we do not expect that the Series B Preferred will be able to be converted and will remain outstanding.

On March 1, 2021, we entered into a Preferred Stock Purchase Agreement, or the Purchase Agreement, pursuant to which we agreed to issue and sell 54,745 shares of Series B Preferred at a price per share equal to $109.60, to Bharat Biotech. Under the terms of the Purchase Agreement, we agreed to file and to maintain a registration statement on Form S-3 covering the resale of the common stock into which the Series B Preferred Stock may be converted.

The foregoing summary of the terms of the Series B Preferred is subject to and qualified in its entirety by reference to the Certificate and the Series B Certificate of Designation, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Common Stock Purchase Warrants

Between November 2016 and March 2019, OpCo issued a series of common stock purchase warrants, or the Common Stock Purchase Warrants, to certain investors pursuant to a stockholders’ agreement and to two employees pursuant to their respective employment agreements. Upon the closing of the Merger, the Common Stock Purchase Warrants became exercisable for shares of our common stock. As of December 31, 2023, warrants to purchase 0.6 million shares of common stock were outstanding and exercisable. The Common Stock Purchase Warrants have exercise prices ranging from $4.90 to $7.56 and expire between 2026 and 2027.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Various provisions contained in the Certificate, the Bylaws, and Delaware law could delay, deter, or discourage some transactions involving an actual or potential change in control of Ocugen, including acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws

Preferred Stock

The Certificate authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights, and other terms of such series. See “—Preferred Stock” for additional information. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences, or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender or exchange offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of the company’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring, or preventing a change in control of us without any action by our stockholders.

Classified Board

The Certificate and the Bylaws provide that the directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes. Such classes shall be as nearly equal in number of directors as reasonably possible. The election of the classes is staggered, such that only approximately one third of our board of directors is up for election in any given year. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. Each director shall serve until such director’s successor shall have become duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification, or other removal.

Election of Directors

The Certificate does not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Board Vacancies; Removal

The Certificate provides that any vacancy occurring on our board of directors will be filled by a majority of directors then in office, even if less than a quorum. The Certificate also provides that our directors can only be removed for cause upon the vote of more than two-thirds of the votes entitled to be cast by holders of all the then-outstanding shares of capital stock, voting together as a single class.

Special Meetings of Stockholders; Number of Directors and No Action by Written Consent of Stockholders

The Certificate and the Bylaws provide that only the board of directors, the chairman of the board of directors, or the president may call a special meeting of our stockholders. The Bylaws provide that the authorized number of directors be changed only by resolution of the board of directors. The Bylaws provide that the stockholders may act only upon a duly called annual or special meeting and no action may be effected by written consent.

Advance Notification of Shareholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors.

Amendments to Certificate and Bylaws

The amendment of any of the above provisions (except for the provision making it possible for the board of directors to issue undesignated preferred stock) and the exclusive form and indemnification provisions described below, would require approval by a stockholder vote by the holders of at least a two thirds of the voting power of the then outstanding voting stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Exclusive Jurisdiction for Certain Actions

The Certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The enforceability of similar federal court choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable or unenforceable. If a court were to find either of the choice of forum provisions contained in the Certificate to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees and result in increased costs for investors to bring a claim.

Indemnification

The Certificate includes provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will require the approval of the holders of shares representing at least two-thirds of the shares entitled to vote in the election of directors, voting as one class. The Certificate and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. The Certificate and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions as its officer, director, employee, or agent, regardless of whether Delaware law would permit indemnification. We have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in the Certificate and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in the Certificate and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities, and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

The debt securities we may offer may be either senior debt securities, senior subordinated debt securities, or subordinated debt securities. We will issue any debt securities under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies, or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
•	any events of default, if not otherwise described below under “Defaults and Notice”;
•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;
•	any guaranties of the debt securities;
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other of our indebtedness; and
•	the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.

All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. For more information, please see “Global Securities” below.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of its debt securities additional protection in the event of a recapitalization transaction, a change of control of Ocugen, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that it will not consolidate with or merge into any other person or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:

•	we are the surviving entity of any such merger or consolidation or the entity formed by such merger or consolidation shall be organized under the laws of the United States of America, or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of our obligations related to such debt securities; and

•	immediately before and immediately after the merger or consolidation, no default or event of default shall have occurred and be continuing.

Notwithstanding the foregoing, the indenture may allow certain transactions, including, but not limited to, a merger between us and our wholly owned subsidiary or a merger between us and our affiliate for the purpose of converting the Company into a corporation under the laws of the United States of America, or any state thereof or the District of Columbia, or for the purpose of creating or collapsing a holding company structure.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•	failure to pay the principal of, or premium, if any, on, any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series and such failure continues for a period of 60 days after written notice from the trustee or holders of 25% in the aggregate principal amount of the then-outstanding debt securities of such series; and

•	certain events relating to our or our significant subsidiaries’ bankruptcy, insolvency, or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the trustee knows of the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method, and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:

•	either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered or (B) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the trustee;

•	we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

•	we have paid all other sums payable by it under the indenture or deposited all other required sums with the trustee; and

•	the deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which we are a party or to which we are bound.

Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from our obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:

•	we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest, and premium, if any;
•	there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;
•	there shall not be certain conflicting interest for purposes of the Trust Indenture Act;
•	such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound;
•	we shall have delivered a legal opinion relating to certain tax matters; and
•	we shall have delivered a legal opinion and certain other certificates relating to the satisfaction of the required conditions.

Regarding the Trustee

We will identify the trustee and any relationship that it may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees, or Stockholders

None of our past, present, or future directors, officers, employees, or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock, or debt securities and may be issued in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value, and terms (including, without limitation, liquidation, dividend, conversion, and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the principal amount of debt securities that may be purchased upon the exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities, or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock, or common stock will be separately transferable;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants, including anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;
•	U.S. federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent, or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Ocugen.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution, or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain U.S. federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery, and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, each debt security, warrant, and unit initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer, or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants, to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and if not otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear, and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream, and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream, and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream, and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock or preferred stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless indicated otherwise in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, Philadelphia, PA. As appropriate, legal counsel representing the underwriters, dealers, or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Ocugen, Inc. appearing in Ocugen, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

30,434,783 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Titan Partners Group

a division of American Capital Partners

July 31, 2024